Exhibit 20.5
Page 1 of 3

                     Navistar Financial 1995 - B Owner Trust
                              For the Month of July
                      Distribution Date of August 15, 1997
                            Servicer Certificate #22

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $242,048,135.75
Beginning Pool Factor                                           0.4610867

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,530,516.16
     Interest Collected                                     $2,023,571.84

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $255,453.45
Total Additional Deposits                                     $255,453.45

Repos / Chargeoffs                                            $327,326.14
Aggregate Number of Notes Charged Off                               85

Total Available Funds                                      $12,021,277.47

Ending Pool Balance                                       $231,978,557.43
Ending Pool Factor                                              0.4419048

Servicing Fee                                                 $201,706.78

Repayment of Servicer Advances                                $788,263.98

Reserve Account:
     Beginning Balance  (see Memo Item)                    $13,901,567.22
     Target Percentage                                               5.50%
     Target Balance                                        $12,758,820.66
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                   ($1,142,746.56)
     Ending Balance                                        $12,758,820.66

Current Weighted Average APR:                                       9.961%
Current Weighted Average Remaining Term (months):                   31.43

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days            $1,996,714.73    1,278
                                31 - 60 days             $470,039.15      346
                                60+  days                $213,774.59       96

     Total:                                            $2,680,528.47    1,300

     Balances:                  60+  days              $3,244,720.77       96

Memo Item - Reserve Account
     Prior Month                                      $13,312,647.47
+    Invest. Income                                       $61,294.27
+    Excess Serv.                                        $527,625.48
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $13,901,567.22

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  July

                                                                                    NOTES
                                                                (Money Market)
                                                  TOTAL         CLASS A - 1        CLASS A - 2     CLASS A - 3       CERTIFICATES
                                             $525,000,000.00   $122,300,000.00  $100,000,000.00  $284,325,000.00   $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                             0.00%            0.00%           96.50%            3.50%
     Coupon                                                               5.75%            5.94%            6.05%            6.22%

Beginning Pool Balance                       $242,048,135.75
Ending Pool Balance                          $231,978,557.43

Collected Principal                            $9,742,252.18
Collected Interest                             $2,023,571.84
Charge - Offs                                    $327,326.14
Liquidation Proceeds / Recoveries                $255,453.45
Servicing                                        $201,706.78
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $11,819,570.69

Beginning Balance                            $242,048,135.75             $0.00            $0.00  $227,642,004.97   $14,406,130.78

Interest Due                                   $1,222,366.89             $0.00            $0.00    $1,147,695.11       $74,671.78
Interest Paid                                  $1,222,366.89             $0.00            $0.00    $1,147,695.11       $74,671.78
Principal Due                                 $10,069,578.32             $0.00            $0.00    $9,717,143.08      $352,435.24
Principal Paid                                $10,069,578.32             $0.00            $0.00    $9,717,143.08      $352,435.24

Ending Balance                               $231,978,557.43             $0.00            $0.00  $217,924,861.89   $14,053,695.54
Note / Certificate Pool Factor                                          0.0000           0.0000           0.7665           0.7648
   (Ending Balance / Original Pool Amount)
Total Distributions                           $11,291,945.21             $0.00            $0.00   $10,864,838.19      $427,107.02

Interest Shortfall                                     $0.00             $0.00            $0.00            $0.00            $0.00
Principal Shortfall                                    $0.00             $0.00            $0.00            $0.00            $0.00
     Total Shortfall                                   $0.00             $0.00            $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                                 $527,625.48
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $13,901,567.22
(Release) / Draw                              ($1,142,746.56)
Ending Reserve Acct Balance                   $12,758,820.66


Exhibit 20.5
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                   4                3                 2                  1
                                              Mar-97              Apr-97           May-97            Jun-97             Jul-97

Beginning Pool Balance                    $287,757,278.24    $273,274,310.47   $261,855,828.72   $252,433,095.12   $242,048,135.75

A)   Loss Trigger: Principal of
     Contracts Charged Off                    $614,905.54        $440,255.43       $275,269.95       $237,065.53       $327,326.14
Recoveries                                    $972,488.42        $743,300.95       $405,872.33       $222,549.50       $255,453.45

Total Charged Off (Months 5, 4, 3)          $1,330,430.92
Total Recoveries (Months 3, 2, 1)             $883,875.28
Net Loss / (Recoveries) for 3 Mos             $446,555.64(a)

Total Balance (Months 5, 4, 3)            $822,887,417.43(b)

Loss Ratio Annualized  [(a/b) * (12)]                0.6512%

Trigger:  Is Ratio > 1.5%                   No
                                                                                   May-97            Jun-97             Jul-97

B)   Delinquency Trigger:                                                        $3,263,899.63     $3,165,346.99     $3,244,720.77
     Balance delinquency 60+ days                                                      1.24645%          1.25394%          1.34053%
     As % of Beginning Pool Balance                                                    0.98806%          1.04757%          1.28030%
     Three Month Average

Trigger:  Is Average > 2.0%                 No

C)   Noteholders Percent Trigger:                    2.4305%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer